-1-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                      Pursuant to Section 13 or 15(d)of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): January 30, 1998

                                  SIMS Communications, Inc.
            (Exact name of registrant as specified in its charter)



Delaware                          0-25474                65-0-287558
(State or other jurisdiction of  Commmission          (I.R.S. Employer
 incorporation or organization)  File Number)          Identification No.)

                       3333 S. Congress Avenue, Suite 401
                                 Delray Beach, Florida 33445
                   (Address of principal executive offices)
                                   (Zip Code)

                                 (561) 265-3601
             (Registrant's telephone number, including area code)

                                      N/A
             (Former name, former address and former fiscal year,
                         if changed since last report)




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Item 2.  Acquisition or Disposition of Assets

         Effective January 30, 1998 the Company issued 2,200,000 shares of its common stock to the shareholders of Moviebar, Incorporated and Vectorvision, Incorporated in consideration for the acquisition of a business known as "Movie Vision." Movie Vision rents video cassettes, primarily containing motion pictures, through automated dispensing units in hotels. Movie Vision currently has video cassette dispensing machines in approximately 140 hotels in the United States. For financial statement purposes, the acquisition of Movie Vision was valued at $1,100,000.

Item 5.  Other Events

         In November 1997 the Company issued 671,249 shares of its common stock to certain former officers and directors of the Company in payment of approximately $369,000 owed to such persons for accrued salaries and loans. In January 1998 the Company issued 250,000 shares of its common stock to certain former officers and directors in payment of $50,000 owed to such persons.

         Between February and October 1997 the Company sold convertible notes in the principal amount of $1,017,500 to various private investors. The notes bear interest at 8% per annum and are due and payable between August 1997 and May 1998. During December 1997 notes in the principal amount of $459,000 were converted into 1,147,500 shares of the Company's common stock. During January 1998 notes in the principal amount of $25,000 were converted into 83,333 shares of the Company's common stock.

         In October and November 1997 the Company sold $1,100,000 in convertible notes to four foreign investors. The notes bear interest at 8% per year and are due and payable in November 1999. All or any part of the notes were convertible into shares of the Company's stock at any time beginning forty-one days after the date the notes were issued. The number of shares issuable upon the conversion of the notes is determined by dividing the principal amount of the note to be converted by an amount equal to 72% of the average closing bid price of the Company's common stock on the five trading days preceeding the conversion date. As of December 31, 1997 convertible notes in the principal amount of $1,000,000 had been converted into 2,945,762 shares of the Company's common stock. During January 1998 the remaining convertible notes in the principal amount of $100,000 were converted into 450,075 shares of the Company's common stock.

         In March 1997 the Company entered into a License Agreement with Cancall Cellular Communications, Inc. ("Cancall") whereby the Company provided Cancall with a license to operate and/or distribute the Company's ACDC units, prepaid calling card machines and POS terminals (collectively the "Products"). The License Agreement granted Cancall the exclusive right to operate and distribute the Products in Canada and Europe and in the United States on a non-exclusive basis. The Licensing Agreement also required Cancall to purchase a certain number of ACDC units and POS terminals from the Company. Between March and September 1997 the Company sold 30 ACDC units to Cancall for $705,000. In payment of the $500,000 licensing fee and the thirty ACDC units, Cancall issued 1,807,800 shares of it's Class B Preferred Stock to the Company. As of September 30, 1997 the Company had valued the Cancall Preferred Stock at $1,310,000. Subsequent to September 30, 1997 the Company


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and Cancall (i) agreed to rescind the  licensing  agreement  and the sale of the
ACDL units, (ii) the equipment previously sold to Cancall were returned to the Company and (iii) the profit previously recognized by the Company on these transactions ($764,000) was reversed.

         In January 1998 the Company acquired Movie Vision. See Item 2 of this Report.

         In January 1998 the Company sold 2,380,000 shares of its common stock to seven investors for $525,000 in cash.

         The  Company's   consolidated  condensed  financial  statements  as  of
December 31, 1997 are presented below:

                           December 31,                        December 31,
                              1997 (1)    Adjustments (2)   1997 (as adjusted)
                           ------------   ---------------   ------------------

ASSETS

CURRENT ASSETS

Cash and cash equivalents
 ($250,000 restricted)        $370,432           $525,000           $895,432
Accounts receivables, less
 allowance for doubtful
 accounts                      137,460                               137,460
Inventory                    1,484,489                             1,484,489
Prepaid expenses and other
 current assets                 21,787                                21,787
Notes receivable               221,667                               221,667
                                                                     -------

Total Current Assets         2,235,835                             2,760,835

Property & Equipment, net of
 accumulated depreciation      633,368          1,100,000          1,733,368

OTHER ASSETS
Notes Receivable               551,223                               551,223
Patents, net of accumulated
 amortization                  450,731                               450,731
Investments                    200,000                               200,000
Other                           81,021                                81,021
                                ------                                ------

Total Other Assets           1,282,975                             1,282,975
                             ---------           --------          ---------

Total Assets                $4,152,178         $1,625,000         $5,777,178
                            ==========         ----------         ----------

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and
 Accrued Expenses             $954,537                              $954,537


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                           December 31,                        December 31,
                              1997 (1)    Adjustments (2)   1997 (as adjusted)
                           ------------   ---------------   ------------------

Bank Line of credit            250,000                               250,000
Current obligations under
 capital lease                   8,377                                 8,377
Current maturities of
 long term debt              1,129,738           (175,000)           954,738
Franchise deposits and
 deferred revenue              818,019                               818,019
                               -------         ----------            -------

Total Current Liabilities    3,160,671           (175,000)         2,985,671

LONG TERM LIABILITIES
Long term debt                  40,000                                40,000
Obligations under capital
 leases                         30,898                                30,898
                                ------                                ------
Total long term liabilities     70,898                                70,898

Total Liabilities            3,231,569           (175,000)         3,056,569

STOCKHOLDERS' EQUITY
Preferred stock, Series
 A, $.001 par value                 25                                    25
Preferred stock, Series
 B, $.001 par value                100                                   100
Common Stock $.0001 par
 value                           1,417                536              1,953
Additional Paid In Capital  17,536,088          1,799,464         19,235,577
Accumulated Deficit        (16,517,046)                          (16,517,046)
                           ------------        ----------        ------------

Total Stockholders Equity    1,020,609          1,800,000          2,720,609
                             ---------          ---------          ---------

Total Liabilities and
 Stockholders' Equity       $4,152,178         $1,625,000         $5,777,178
                            ==========         ===========        ==========

         (1) The Company's balance sheet as of December 31, 1997 reflects the following:

         1.   Recission of the the transactions with Cancall Cellular

         2. Conversion of $369,000 owed to former officers and directors into shares of common stock

         3. Conversion of $459,000 of notes sold between February and October 1997 into shares of common stock

         4. Conversion of $1,000,000 of notes sold between October and November 1997 into shares of common stock

         (2) Adjustments to the Company's December 31, 1997 balance sheet reflect the following:

         1.   Acquisition of Movie Vision

         2. Conversion of $50,000 owed to former officers and directors into shares of common stock



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         3.  Conversion  of $25,000 of notes sold  between  February and October
1997 into shares of common stock

         4. Conversion of $100,000 of notes sold between October and November 1997 into shares of common stock

         5.   Sale of 2,380,000 shares of common stock for $525,000.

Item 7.  Financial Statements and Exhibits

         (a) Financial Statements:

              Statements of Operations for period ending December 31, 1997

         (c)  Exhibits:

              Exhibit No. 2.           Agreement relating to Acquisition of
              (Plan of Acquisition)    Movie Vision (to be filed by amendment)


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: January 30, 1998                      SIMS COMMUNICATIONS, INC.


                                       By /s/ Mark Bennett
                                          Mark Bennett, President




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SIMS COMMUNICATIONS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three and Six Months Ended December 31, 1997

(Unaudited)
                                           Six               Three
                                        Months Ended      Months Ended
                                        December 31,      December 31,
                                            1997              1997
                                        ------------      --------

Revenues
Equipment & Other                          $81,247           $55,013
Activations                                569,281           201,104
Rental                                     198,891            62,881
Calling Card & Long Distance               160,909            73,846
                                          --------          --------

  Total Revenues                         1,010,328           392,844

Cost of Sales                              647,956           242,853
                                         ---------          --------

             Gross Profit                  362,372           149,991

Operating Expenses
General & Administrative                   913,170           413,022
Depreciation and Amortization              127,920            66,031
Interest - net                              81,617            56,325
Selling & Marketing                        748,384           462,868
Equity Based Compensation/Services         768,131            85,230
Provision for Bad Debts and Contract
  Termination                              933,000           933,000
                                         ---------          --------

             Total Expenses              3,572,222         2,016,476
                                         ---------         ---------

Income/(Loss) Before Income Taxes      ($3,209,850)      ($1,866,485)

Income taxes                                    --                --
                                       -----------       -----------

             Net Income/(Loss)         ($3,209,850)      ($1,866,485)